EXHIBIT 99.1

For Immediate Release

For more information:

Rick Russo Chief Financial Officer Captiva Software Corporation 858/320-1000 rrusso@captivasoftware.com	Charles Messman Todd Kehrli MKR Group, LLC 818/556-3700 ir@mkr-group.com

CAPTIVA REPORTS RECORD FIRST QUARTER FINANCIAL RESULTS

Total Revenues Increase 11%, Software Revenues Increase 32% and Pro Forma

Diluted EPS Increases 71% Over Q1 of 2004

SAN DIEGO, CA, APRIL 21, 2005—Captiva Software Corporation (NASDAQ: CPTV), a leading provider of input management solutions, today announced financial results for its first quarter ended March 31, 2005.

Total revenues were a Q1 record $17.6 million, an increase of 11% compared to $15.9 million in 2004, and software revenues increased to $8.8 million, up 32% from $6.7 million in 2004. Pro forma operating income was $2.6 million, an increase of 87% over the $1.4 million reported in 2004 and pro forma diluted earnings per share (EPS) was $0.12, an increase of 71% over the $0.07 reported in 2004. GAAP operating income was $1.9 million, an increase of 172% over the $0.7 million reported in 2004 and GAAP diluted EPS was $0.09, an increase of 125% over the $0.04 reported in 2004. For a reconciliation of the pro forma to GAAP results, see the footnotes accompanying the pro forma statements of operations provided below.

Cash and cash equivalents were $32.7 million at March 31, 2005, an increase of $5.4 million from $27.3 million at December 31, 2004. Days sales outstanding in accounts receivable dropped to 51 days at March 31, 2005 from 60 days at December 31, 2004.

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CAPTIVA REPORTS RECORD FIRST QUARTER FINANCIAL RESULTS /Page 2

First Quarter Highlights:

•	Total revenues increased to $17.6 million, up 11% from $15.9 million in 2004.

•	Software revenues increased to $8.8 million, up 32% from $6.7 million in 2004.

•	Pro forma operating income increased to $2.6 million, up 87% from $1.4 million in 2004.

•	Pro forma diluted EPS increased to $0.12, up 71% from $0.07 in 2004.

•	Cash and cash equivalents increased to $32.7 million at March 31, 2005, up $5.4 million from $27.3 million at December 31, 2004.

•	Days sales outstanding in accounts receivable dropped to 51 days at March 31, 2005 from 60 days at December 31, 2004.

•	39 new customers were acquired, including ADP Brokerage Services, American Family Mutual Insurance, Epson, Green Shield Canada and Novartis Pharmaceuticals UK.

•	Captiva entered into an agreement with IBM under which IBM will resell Captiva’s input management solutions to its growing DB2 Content Manager customer base.

•	Captiva introduced eScan™, which provides a web-based, thin-client interface for paper document scanning, the importing and organizing of electronic files and the indexing of all sources of information via a simple Internet connection.

•	For the third consecutive year, Captiva was named to KMWorld magazine’s list of the “100 Companies That Matter in Knowledge Management.”

•	The Company successfully completed its 2004 Sarbanes-Oxley (SOX) Section 404 audit.

“We’re very pleased with our record first quarter financial performance and to be able to report such a strong start to the year. We exceeded the high end of our guidance, grew our total revenues, software license revenues, operating income and diluted EPS on both a pro forma and GAAP basis compared to the first quarter of 2004 and experienced very positive cash flow from operations,” said Reynolds C. Bish, Captiva’s President and CEO. “We attribute this success to stronger than anticipated market demand for our solutions and continuing improvements in execution by both our direct and indirect sales channels.”

CAPTIVA REPORTS RECORD FIRST QUARTER FINANCIAL RESULTS /Page 3

“We believe we continue to benefit from a gradually improving environment in our target markets and existing customer base,” added Mr. Bish. “As a result, we remain optimistic about our prospects for the remainder of 2005 despite recent speculation in the press about a slowing economy in the United States. Therefore, having exceeded our first quarter expectations, we are raising our guidance for 2005, and now expect total revenues to be $79.0 million and pro forma diluted EPS to be in the range of $0.57 to $0.59. For the second quarter of 2005, we expect total revenues to be in the range of $19.0 to $19.5 million, and pro forma diluted EPS to be in the range of $0.13 to $0.14. These pro forma numbers would equate to GAAP diluted EPS of between $0.49 to $0.51 for the year and $0.10 and $0.11 for the second quarter. As previously stated, we expect our hardware and other revenues to continue declining slightly as a percentage of total revenues in 2005 and, therefore, this guidance implies 20% or greater year-over-year growth in our software revenues, which we view as being the key driver and metric for our business.”

Presentation of Pro Forma and GAAP Statements of Operations

To assist in making comparisons of current and prior period results, both pro forma and GAAP statements of operations are presented below. The company’s management uses the pro forma statements of operations to monitor results internally as management believes the pro forma statements of operations provide a more accurate portrayal of operating results.

Pro Forma Results

The pro forma results of operations for the quarters ended March 31, 2005 and 2004 exclude amortization expense related to purchased intangible assets. The pro forma results of operations for the quarter ended March 31, 2004 also excludes a charge related to the write-off of in-process research and development. For a detailed reconciliation of the pro forma results to the GAAP results, see the footnotes accompanying the pro forma statements of operations provided below.

CAPTIVA REPORTS RECORD FIRST QUARTER FINANCIAL RESULTS /Page 4

Revenues for Q1 of 2005 were $17.6 million, an increase of 11% compared to revenues of $15.9 million for Q1 of 2004. Pro forma operating income for Q1 of 2005 increased to $2.6 million, compared to pro forma operating income of $1.4 million for Q1 of 2004. Pro forma net income for Q1 of 2005 increased to $1.6 million, or $0.12 per diluted share, compared to pro forma net income of $0.9 million, or $0.07 per diluted share, in Q1 of 2004.

GAAP Results

Revenues for Q1 of 2005 were $17.6 million, an increase of 11% compared to revenues of $15.9 million for Q1 of 2004. Operating income for Q1 of 2005 increased to $1.9 million, compared to operating income of $0.7 million for Q1 of 2004. Net income for Q1 of 2005 increased to $1.2 million, or $0.09 per diluted share, compared to net income of $0.5 million, or $0.04 per diluted share, in Q1 of 2004.

Cash and cash equivalents totaled $32.7 million at March 31, 2005, compared to $27.3 million at December 31, 2004. The increase in cash during the quarter ended March 31, 2005 is primarily attributable to cash flows derived from operations.

Corporate Conference Call

Captiva management will host a conference call today at 1:30 p.m. PST (4:30 p.m. EST) to review these results and other corporate events. Reynolds C. Bish, Captiva’s President and CEO, and Rick Russo, Captiva’s CFO, will be on line and take part in a question and answer session.

The call can be accessed by dialing 800-240-4186 and giving the company name, “Captiva.” Participants are asked to call the number approximately 10 minutes before the conference call begins. A replay of the conference call will be available two hours after the call for the following three business days by dialing 800-405-2236 and entering the following pass code: 11027729.

CAPTIVA REPORTS RECORD FIRST QUARTER FINANCIAL RESULTS /Page 5

The call can also be accessed live on the web via the following link: http://phx.corporate-ir.net/playerlink.zhtml?c=77421&s=wm&e=1046618. This link will also provide an instant replay of the conference call. The link can also be accessed from the investor relations section of Captiva’s web site at http://www.captivasoftware.com/Investors/.

About Captiva

Captiva Software Corporation (NASDAQ: CPTV) is a leading provider of input management solutions. Since 1989, the company’s award-winning products have been used to manage business critical information from paper, faxed and electronic forms, documents and transactions into the enterprise in a more accurate, timely and cost-effective manner. These products automate the processing of billions of forms, documents and transactions annually, converting their contents into information that is usable in database, document, content and other information management systems. Captiva’s technology serves thousands of users in insurance, financial services, government, business process outsourcing, manufacturing and other markets. For more information, visit www.captivasoftware.com.

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This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, particularly statements regarding the expectations, beliefs, plans, intentions and strategies of Captiva. All statements in this press release that are not strictly historical are forward-looking statements. Forward-looking statements relating to expectations about future events or results are based upon information available to Captiva as of today’s date. Captiva assumes no obligation to update any of these statements. The forward-looking statements are not guarantees of the future performance of Captiva and actual results may vary materially from the results and expectations discussed. The revenues and earnings of Captiva and its ability to achieve planned business objectives are subject to a number of factors that make estimation of future operating results uncertain. These factors include increased competition; risks associated with new product strategies and the evolving and varying demand for software products; risks related to the integration of Captiva’s merged businesses; the ability of Captiva to expand its operations; risks relating to litigation, including litigation over intellectual property rights; general technological and economic factors; and the other risks detailed from time to time in each of Captiva’s periodic reports and other documents filed with the Securities and Exchange Commission, including, but not limited to, Captiva’s report on Form 10-K for the fiscal year ended December 31, 2004, quarterly reports on Form 10-Q and current reports on Form 8-K.

-financial statements to follow-

CAPTIVA REPORTS RECORD FIRST QUARTER FINANCIAL RESULTS /Page 6

Captiva Software Corporation

Pro Forma Consolidated Statements of Operations

(unaudited; in thousands, except per share amounts)

	Quarter Ended March 31,
	2005	2004
Net revenues:
Software	$8,824	$6,678
Services	7,368	6,917
Hardware and other	1,401	2,267

Total revenues	17,593	15,862

Cost of revenues (1):
Software	1,211	846
Services	2,597	2,647
Hardware and other	1,051	1,824

Total cost of revenues	4,859	5,317

Gross profit	12,734	10,545

Operating expenses (2):
Research and development	2,411	2,691
Sales, general and administrative	7,732	6,466

Total operating expenses	10,143	9,157

Income from operations	2,591	1,388
Other income, net	132	71

Income before income taxes	2,723	1,459
Provision for income taxes	1,101	569

Net income	$1,622	$890

Earnings per share:

Basic	$0.13	$0.08

Diluted	$0.12	$0.07

Shares used in computing earnings per share:

Basic	12,349	11,002

Diluted	13,465	12,981

The above Pro Forma Consolidated Statements of Operations are not a presentation in accordance with U.S. generally accepted accounting principles (GAAP) as they exclude the effects of the following:

(1)	The quarters ended March 31, 2005 and 2004 exclude amortization expense related to purchased intangible assets of $0.7 million and $0.6 million, respectively.

(2)	The quarter ended March 31, 2004 excludes a $0.1 million charge related to the write-off of in-process research and development.

The pro forma data is presented for informational purposes only to assist in making comparisons of Captiva’s results on a combined basis and should not be considered as a substitute for the historical financial data presented in accordance with generally accepted accounting principles.

CAPTIVA REPORTS RECORD FIRST QUARTER FINANCIAL RESULTS /Page 7

Captiva Software Corporation

GAAP Consolidated Statements of Operations

(unaudited; in thousands, except per share amounts)

	Quarter Ended March 31,
	2005	2004
Net revenues:
Software	$8,824	$6,678
Services	7,368	6,917
Hardware and other	1,401	2,267

Total revenues	17,593	15,862

Cost of revenues:
Software	1,211	846
Services	2,597	2,647
Hardware and other	1,051	1,824
Amortization of purchased intangibles	658	611

Total cost of revenues	5,517	5,928

Gross profit	12,076	9,934

Operating expenses:
Research and development	2,411	2,691
Sales, general and administrative	7,732	6,466
Write-off of in-process research and development	—	66

Total operating expenses	10,143	9,223

Income from operations	1,933	711
Other income, net	132	71

Income before income taxes	2,065	782
Provision for income taxes	835	305

Net income	$1,230	$477

Earnings per share:

Basic	$0.10	$0.04

Diluted	$0.09	$0.04

Shares used in computing earnings per share:

Basic	12,349	11,002

Diluted	13,465	12,981

CAPTIVA REPORTS RECORD FIRST QUARTER FINANCIAL RESULTS /Page 8

Captiva Software Corporation

Consolidated Balance Sheets

(unaudited, in thousands)

	March 31, 2005	December 31, 2004
Assets
Current assets:
Cash and equivalents	$32,749	$27,273
Accounts receivable, net	9,943	13,612
Other current assets	2,864	3,301

Total current assets	45,556	44,186
Property and equipment, net	1,354	1,355
Goodwill and intangibles, net	12,784	13,441
Other assets	1,552	1,558

Total assets	$61,246	$60,540

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accruals	$7,638	$9,342
Deferred revenue	14,084	13,296

Total current liabilities	21,722	22,638
Deferred revenue	423	496
Other liabilities	378	359
Total stockholders’ equity	38,723	37,047

Total liabilities and stockholders’ equity	$61,246	$60,540